Exhibit 10.3

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is executed and delivered as of August 3, 2026, by Kustom Entertainment, Inc., a Nevada corporation (“Seller”), in favor of Cycurion, Inc., a Delaware corporation (“Buyer”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in that certain Asset Purchase Agreement, dated June 24, 2026, by and between Buyer and Seller, as amended by that certain Amendment No. 1 and Forbearance / Extension Agreement dated July 23, 2026, and as may be further amended, supplemented, restated, or otherwise modified from time to time (collectively, the “Purchase Agreement”).

WITNESSETH:

WHEREAS, Seller has agreed to sell, transfer and assign to Buyer the Acquired Assets pursuant to the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the considerations provided in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby sell, transfer, assign, convey and deliver to Buyer, and its successors and assigns, all of Seller’s right, title and interest as of the Closing in and to the Acquired Assets:

TO HAVE AND TO HOLD all the Acquired Assets unto Buyer for its own use forever, free and clear of all Liens.

1. Seller hereby constitutes and appoints Buyer as Seller’s true and lawful attorney-in-fact, with full power of substitution, in Seller’s name and stead, solely to demand, collect, and receive the Acquired Assets and to give receipts and releases with respect thereto, and to institute and prosecute, in Seller’s name or otherwise, such proceedings as Buyer reasonably deems necessary to effectuate the transfer to, or the collection or reduction to possession of, the Acquired Assets, in each case at Buyer’s sole expense and for Buyer’s benefit. The foregoing power of attorney is coupled with an interest and shall be irrevocable solely to the extent necessary to enforce Buyer’s rights in the Acquired Assets.

2. Nothing in this Bill of Sale, express or implied, is intended to or shall be construed to modify, expand or limit in any way the terms of the Purchase Agreement. To the extent there is a conflict between the terms and provisions of this Bill of Sale and the Purchase Agreement, the terms and provisions of the Purchase Agreement shall govern.

3. This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer and their respective successors and assigns.

4. Buyer does not assume, and shall not be deemed to assume, any liabilities of Seller except as expressly set forth in the Purchase Agreement. Without limiting the foregoing, Buyer shall not assume any liabilities relating to the Excluded Assets.

5. This Bill of Sale is executed and delivered pursuant to the Purchase Agreement.

6. This Bill of Sale may be amended, supplemented or otherwise modified only by a written instrument executed by Seller and Buyer.

7. This Bill of Sale shall be governed by the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict of laws principles) as to all matters, including matters of validity, construction, effect, performance and remedies.

8. This Bill of Sale may be executed in any number of counterparts, and by any party on separate counterparts, each of which as so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Bill of Sale as to any party hereto to produce or account for more than one such counterpart executed and delivered by such party. This Bill of Sale, to the extent signed and delivered by means of electronic transmission (including email of .pdf files or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be treated in all manner and for all purposes as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

9. This Bill of Sale is intended solely to evidence the transfer of the Acquired Assets and shall not operate as an assignment of any contract, claim, or right that is not assignable without consent unless such consent has been obtained.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Bill of Sale as of the date first written above.

KUSTOM ENTERTAINMENT, INC.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman, President and Chief Executive Officer

CYCURION, INC.

By:	/s/ L. Kevin Kel.ly
Name:	L. Kevin Kelly
Title:	Chief Executive Officer and Chairman

[Signature Page to Bill of Sale]